Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES STRONG FIRST QUARTER RESULTS

–	Net Income Up 8.1 Percent

–	Comparable Center Net Operating Income (NOI), Including Lease Cancellation Income, Up 9.2 Percent

–	Comparable Center NOI, Excluding Lease Cancellation Income, Up 4.7 Percent

–	Adjusted Funds from Operations (Adjusted FFO) Per Share Up 13 Percent

–	Mall Tenant Sales Per Square Foot Up 12.4 Percent for the Quarter

–	Seventh Consecutive Quarter of Positive Sales Growth

–	Trailing-12 Month Mall Tenant Sales Per Square Foot $837, Up 5 Percent

–	Redevelopment Agreement for Taubman Prestige Outlets Chesterfield Signed

–	Quarterly Common Stock Dividend Increased 4.8 Percent to $0.655 Per Share

BLOOMFIELD HILLS, Mich., April 26, 2018 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2018.

	March 31, 2018 Three Months Ended	March 31, 2017 Three Months Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$18,618 8.1%	$17,215
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.30 7.1%	$0.28
Funds from Operations (FFO) per diluted common share Growth rate	$0.88 3.5%	$0.85
Adjusted FFO per diluted common share Growth rate	$1.04 (1) 13.0%	$0.92 (2)
(1) Primary exclusions to Adjusted FFO for the three months ended March 31, 2018 were the fluctuation in the fair value of the Simon Property Group (SPG) common shares investment (due to the implementation of new accounting related to investments in securities) and costs associated with shareowner activism.
(2) Primary exclusions to Adjusted FFO for the three months ended March 31, 2017 were costs associated with shareowner activism and a restructuring charge.

“Our strong growth was primarily driven by higher rents and greater lease cancellation income. We also benefitted from lower general and administrative expenses, a result of the cost saving initiatives we implemented last year,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Adjusted FFO per share, up 13 percent, was largely in line with our expectations.”

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Operating Statistics

For the quarter, total portfolio NOI was up 8.8 percent. Comparable center NOI, including lease cancellation income, was up 9.2 percent. Excluding lease cancellation income, comparable center NOI was up 4.7 percent.

“Our centers produced very healthy NOI growth this quarter,” said Mr. Taubman. “The results of our newest centers - International Market Place in Hawaii, CityOn.Xi’an in China, and Starfield Hanam in South Korea - were especially strong.”

Comparable center mall tenant sales per square foot rose 12.4 percent from the first quarter of 2017.

“This was the best quarterly growth in our sales per square foot in six years. Nearly every center and every category of merchandise was up,” said Mr. Taubman. “We were especially pleased to see double-digit growth in apparel, a category that hasn’t grown for several years.”

Trailing 12-month mall tenant sales per square foot increased 5 percent to $837 at March 31, 2018.

Average rent per square foot for the quarter was $57.73, up 3.9 percent from $55.54 in the comparable period last year.

The trailing 12-month releasing spread per square foot for the period ended March 31, 2018 was 4.4 percent. This spread continues to be impacted by a small number of spaces that have an average lease term of less than two-and-a-half years. Without these leases, the spread was nearly 10 percent.

Ending occupancy in comparable centers was 92.8 percent on March 31, 2018, unchanged from March 31, 2017. Leased space in comparable centers was 95 percent on March 31, 2018, up 0.2 percent from March 31, 2017.

“As retail continues its transition and recovery, notwithstanding elevated levels of tenant turnover during the last two years, we are pleased our portfolio occupancy and leased space remain very strong,” said Mr. Taubman. “As retailers rationalize store counts, it is evident that dominant properties, such as ours’, will outperform, gain market share, and enhance shareholder value.”

Financing Activity

In February, the company completed a $300 million, 10-year, non-recourse financing on Twelve Oaks Mall (Novi, Mich.). The loan has a fixed rate of 4.85 percent. The asset was previously unencumbered.

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In March, the company closed on a new five-year, $250 million, unsecured term loan. The loan bears interest at a range of LIBOR plus 1.25 to 1.90 percent, based on the company’s total leverage ratio. The LIBOR rate is swapped to 1.64 percent through February 2019, resulting in a rate of 3.24 percent as of March 31.

Combined proceeds from these two loans were used to pay off the company’s $475 million term loan and to pay down the company’s lines of credit.

Agreement for the Redevelopment of Taubman Prestige Outlets Chesterfield

During the quarter the company entered into a redevelopment agreement for Taubman Prestige Outlets Chesterfield (Chesterfield, Mo.). Under the terms of the agreement, The Staenberg Group (“TSG”) will lease the land subject to a long-term, participating ground lease, and the building and improvements on the property will be transferred to TSG. They are planning a significant redevelopment of the property. Taubman will receive ground lease payments and a share of the property’s revenues above a specified level. Taubman has no future capital obligation related to the redevelopment of the property.

“This transaction will enable us to focus on our most strategic assets, where the greatest net asset value can be created,” said Mr. Taubman.

The agreement is subject to customary conditions and is expected to close on May 1. Management of the center will transition once the transaction is complete. Taubman Prestige Outlets Chesterfield has been excluded from the company’s comparable center guidance measures and operating statistics.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.655 per share of common stock, an increase of 4.8 percent. Since the company went public in 1992 it has increased its dividend 21 times, achieving a 4.5 percent compounded annual growth rate over the period. See Taubman Centers Increases Quarterly Common Dividend 4.8 Percent to $0.655 Per Share - March 2, 2018.

2018 Guidance

The company is updating certain guidance measures for 2018. 2018 EPS is now expected to be in the range of $0.99 to $1.23 per diluted common share, revised from the previous range of $1.15 to $1.39.

2018 Adjusted FFO, which excludes $0.16 per diluted common share of first quarter adjustments, remains unchanged and is expected to be in the range of $3.72 to $3.86 per diluted common share.

2018 FFO, which includes the $0.16 per diluted common share of first quarter adjustments, is now expected to be in the range of $3.56 to $3.70 per diluted common share, revised from the previous range of $3.72 to $3.86.

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The company continues to expect comparable center NOI growth of 2 to 3 percent for the year.

This guidance now assumes the company’s beneficial share of lease cancellation income to be about $16 million, up from the previous estimate of about $14 million. This guidance does not include assumptions for future costs associated with shareowner activism or fluctuations in the fair value of the SPG common shares investment.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending and Balance Sheet Information

•	Owned Centers

•	Redevelopments

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense)

•	Earnings Reconciliations

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. EDT on Friday, April 27 to discuss these results, business conditions and the company’s outlook for the remainder of 2018. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

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For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7569
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended March 31, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	86,825	92,041	84,303	83,525
Overage rents	2,625	5,881	2,575	5,062
Expense recoveries	51,528	45,870	53,012	45,748
Management, leasing, and development services	794		917
Other	19,720	11,496	8,276	6,265
Total revenues	161,492	155,288	149,083	140,600

EXPENSES:
Maintenance, taxes, utilities, and promotion	37,637	40,378	39,711	33,714
Other operating	23,866	9,986	19,319	11,403
Management, leasing, and development services	302		579
General and administrative	8,493		10,751
Restructuring charge	(346)		1,896
Costs associated with shareowner activism	3,500		3,500
Interest expense	30,823	32,467	25,546	30,369
Depreciation and amortization	35,022	33,469	37,711	30,508
Total expenses	139,297	116,300	139,013	105,994

Nonoperating income (expense) (2)	(7,143)	347	2,779	1,851
	15,052	39,335	12,849	36,457
Income tax expense	(184)	(1,737)	(208)	(2,943)
		37,598		33,514
Gain on disposition, net of tax (3)				3,713
		37,598		37,227
Equity in income of Unconsolidated Joint Ventures	19,728		20,118
Net income	34,596		32,759
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,344)		(1,444)
Noncontrolling share of income of TRG	(8,279)		(7,790)
Distributions to participating securities of TRG	(599)		(571)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	18,590		17,170

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	80,897	105,271	76,106	101,778
EBITDA - outside partners' share	(6,257)	(51,027)	(6,246)	(47,863)
Beneficial interest in EBITDA	74,640	54,244	69,860	53,915
Beneficial share of gain on disposition (3)				(2,814)
Beneficial interest expense	(27,812)	(16,751)	(22,571)	(15,781)
Beneficial income tax expense - TRG and TCO	(134)	(710)	(177)	(1,633)
Beneficial income tax expense - TCO	3		100
Non-real estate depreciation	(1,136)		(689)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	39,777	36,783	40,739	33,687

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	687	2,198	(48)	453
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		1,487		52
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	31		49

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) During the three months ended March 31, 2018, an expense of $10.3 million was incurred for the fluctuation in the fair value of the SPG common shares investment. In connection with the adoption of Accounting Standards Update No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.

(3) During the three months ended March 31, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million ($0.7 million at TRG's share) of income tax expense in connection with the sale of the office tower.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future. Finally, Taubman Prestige Outlets Chesterfield has also been excluded from comparable center statistics as a result of the expected redevelopment of the center by The Staenberg Group.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment writedowns of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months ended March 31, 2018, FFO and EBITDA were adjusted to exclude a reduction of a previously expensed restructuring charge, costs incurred associated with shareowner activism, and the fluctuation in the fair value of the SPG common shares investments. For the three months ended March 31, 2018, FFO was also adjusted for a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of the Company's $475 million unsecured term loan. For the three months ended March 31, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. For the three months ended March 31, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the three months ended March 31, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 2 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended March 31, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	18,590	60,917,235	0.31	17,170	60,555,466	0.28
Add impact of share-based compensation	28	289,142		45	498,290
Net income attributable to TCO common shareowners - diluted	18,618	61,206,377	0.30	17,215	61,053,756	0.28
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add TCO's additional income tax expense	3		0.00	100		0.00
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax expense	20,238	61,206,377	0.33	18,932	61,053,756	0.31
Add noncontrolling share of income of TRG	8,279	24,954,658		7,790	24,977,946
Add distributions to participating securities of TRG	599	871,262		571	871,262
Net income attributable to partnership unitholders and participating securities of TRG	29,116	87,032,297	0.33	27,293	86,902,964	0.31
Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,022		0.40	37,711		0.43
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,852)		(0.02)	(1,796)		(0.02)
Share of Unconsolidated Joint Ventures	17,055		0.20	15,652		0.18
Non-real estate depreciation	(1,136)		(0.01)	(689)		(0.01)
Less beneficial share of gain on disposition, net of tax				(2,083)		(0.02)
Less impact of share-based compensation	(28)		(0.00)	(45)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	76,560	87,032,297	0.88	74,426	86,902,964	0.86
TCO's average ownership percentage of TRG - basic (1)	70.9%			70.8%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax expense (1)	54,311		0.88	52,692		0.86
Less TCO's additional income tax expense	(3)		(0.00)	(100)		(0.00)
Funds from Operations attributable to TCO's common shareowners (1)	54,308		0.88	52,592		0.85

Funds from Operations attributable to partnership unitholders and participating securities of TRG	76,560	87,032,297	0.88	74,426	86,902,964	0.86
Restructuring charge	(346)		(0.00)	1,896		0.02
Costs associated with shareowner activism	3,500		0.04	3,500		0.04
Fluctuation in fair value of SPG common shares investment	10,262		0.12
Write-off of deferred financing costs	382		0.00	413		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	90,358	87,032,297	1.04	80,235	86,902,964	0.92
TCO's average ownership percentage of TRG - basic (2)	70.9%			70.8%
Adjusted Funds from Operations attributable to TCO's common shareowners	64,100		1.04	56,805		0.92

(1) For the three months ended March 31, 2018, Funds from Operations attributable to TCO's common shareowners was $53,585 using TCO's diluted average ownership percentage of TRG of 70.0%. For the three months ended March 31, 2017, Funds from Operations attributable to TCO's common shareowners was $51,761 using TCO's diluted average ownership percentage of TRG of 69.7%.

(2) For the three months ended March 31, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $63,245 using TCO's diluted average ownership percentage of TRG of 70.0%. For the three months ended March 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $55,909 using TCO's diluted average ownership percentage of TRG of 69.7%.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended March 31, 2018 and 2017
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2018	2017
Net income	34,596	32,759
Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,022	37,711
Noncontrolling partners in consolidated joint ventures	(1,852)	(1,796)
Share of Unconsolidated Joint Ventures	17,055	15,652
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	30,823	25,546
Noncontrolling partners in consolidated joint ventures	(3,011)	(2,975)
Share of Unconsolidated Joint Ventures	16,751	15,781
Income tax expense:
Consolidated businesses at 100%	184	208
Noncontrolling partners in consolidated joint ventures	(50)	(31)
Share of Unconsolidated Joint Ventures	710	1,633
Share of income tax expense on disposition		731
Less noncontrolling share of income of consolidated joint ventures	(1,344)	(1,444)
Beneficial interest in EBITDA	128,884	123,775
TCO's average ownership percentage of TRG - basic	70.9%	70.8%
Beneficial interest in EBITDA attributable to TCO	91,430	87,630

Beneficial interest in EBITDA	128,884	123,775
Add (less):
Restructuring charge	(346)	1,896
Costs associated with shareowner activism	3,500	3,500
Fluctuation in the fair value of SPG common shares investment	10,262
Beneficial share of gain on disposition		(2,814)
Adjusted Beneficial interest in EBITDA	142,300	126,357
TCO's average ownership percentage of TRG - basic	70.9%	70.8%
Adjusted Beneficial interest in EBITDA attributable to TCO	100,947	89,458

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended March 31, 2018, 2017, and 2016
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2018		2017		2017		2016
Net income	34,596		32,759		32,759		44,329
Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,022		37,711		37,711		29,746
Noncontrolling partners in consolidated joint ventures	(1,852)		(1,796)		(1,796)		(1,419)
Share of Unconsolidated Joint Ventures	17,055		15,652		15,652		9,335
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	30,823		25,546		25,546		19,128
Noncontrolling partners in consolidated joint ventures	(3,011)		(2,975)		(2,975)		(1,952)
Share of Unconsolidated Joint Ventures	16,751		15,781		15,781		11,528
Income tax expense:
Consolidated businesses at 100%	184		208		208		302
Noncontrolling partners in consolidated joint ventures	(50)		(31)		(31)
Share of Unconsolidated Joint Ventures	710		1,633		1,633
Share of income tax expense on disposition			731		731
Less noncontrolling share of income of consolidated joint ventures	(1,344)		(1,444)		(1,444)		(2,521)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,257		6,246		6,246		5,892
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	51,027		47,863		47,863		30,908
EBITDA at 100%	186,168		177,884		177,884		145,276
Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,493		10,751		10,751		11,380
Management, leasing, and development services, net	(492)		(338)		(338)		(856)
Restructuring charge	(346)		1,896		1,896
Costs associated with shareowner activism	3,500		3,500		3,500
Straight-line of rents	(5,487)		(1,855)		(1,855)		(1,114)
Fluctuation in fair value of SPG common shares investment	10,262
Insurance recoveries - The Mall of San Juan	(670)
Gain on disposition			(4,445)		(4,445)
Gains on sales of peripheral land			(1,668)		(1,668)		(403)
Dividend income	(1,151)		(1,033)		(1,033)		(944)
Interest income	(1,620)		(2,032)		(2,032)		(512)
Other nonoperating expense (income)	(25)		103		103		143
Unallocated operating expenses and other	8,121		7,322		7,322		10,028
NOI at 100% - total portfolio	206,753		190,085		190,085		162,998
Less NOI of non-comparable centers	(12,800)	(1)	(12,411)	(1)	(33,925)	(2)	(12,650)	(3)
NOI at 100% - comparable centers	193,953		177,674		156,160		150,348
NOI - growth %	9.2%				3.9%

NOI at 100% - comparable centers	193,953		177,674		156,160		150,348
Lease cancellation income	(11,687)		(3,608)		(3,608)		(1,975)
NOI at 100% - comparable centers excluding lease cancellation income	182,266		174,066		152,552		148,373
NOI at 100% excluding lease cancellation income - growth %	4.7%				2.8%

(1)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, and Starfield Hanam.
(3)	Includes Beverly Center and Country Club Plaza.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - 2018 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2018

Adjusted Funds from Operations per common share	3.72	3.86

Costs associated with shareowner activism (1)	(0.04)	(0.04)

Fluctuations in fair value of SPG common shares investment (1)	(0.12)	(0.12)

Funds from Operations per common share	3.56	3.70

Real estate depreciation - TRG	(2.43)	(2.33)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	0.99	1.23

(1)
Amount represents actual amounts recognized through the first quarter of 2018. Amount does not include future assumptions of amounts to be incurred during 2018. In connection with the adoption of Accounting Standards Update No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.